UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 28, 2020
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2020, at the 2020 Annual Meeting of Shareholders of Renasant Corporation (the “Company”), the Company’s shareholders approved the Renasant Corporation 2020 Long-Term Incentive Compensation Plan (“2020 LTIP”). In the aggregate, 1,800,000 shares of the Company’s common stock are available for issuance pursuant to awards granted under the 2020 LTIP, consisting of 1,627,712 shares newly-reserved under the 2020 LTIP and a maximum of 172,288 shares previously reserved for issuance under the Company’s 2011 Long-Term Incentive Compensation Plan, but not granted, awarded or issued as of the effective date of the 2020 LTIP. A description of the material terms of the 2020 LTIP was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2020 in the "Proposals" section under the heading "Proposal 2 - Approval of the Renassant Corporation 2020 Long-Term Incentive Compensation Plan," which description is incorporated herein by reference. A copy of the 2020 LTIP is attached as exhibit 10.1 hereto and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description of Exhibit
10.1	Renasant Corporation 2020 Long Term Equity Incentive Compensation Plan
104	The cover page of Renasant Corporation's Form 8-K is formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 8, 2020	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer